SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 17, 2004

Date of Report

(Date of earliest event reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon	0-23818	93-1135197
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1521 Poplar Lane, Forest Grove, Oregon 97116

(Address of principal executive offices, including Zip Code)

503-359-9300

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On June 17, 2004, a class action complaint was filed in the United States District Court for the District of Oregon against Merix Corporation (the “Company”) and certain of the Company’s officers and directors. The complaint alleges that the defendants violated the federal securities laws by making certain alleged false and misleading statements. The plaintiff seeks unspecified damages on behalf of a purported class of purchasers of the Company’s securities during the period from July 1, 2003 through May 13, 2004. The Company intends to vigorously defend itself.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2004	/s/ Janie S. Brown
Janie S. Brown
Sr. Vice President, Chief Financial Officer, Treasurer and Secretary